Exhibit 1

ASX Release

Level 18, 275 Kent Street
Sydney, NSW, 2000

26 September 2024

Westpac Business Spotlight

Westpac Banking Corporation ("Westpac") today provides the attached Business Spotlight Pack which includes information relating to:

- Mortgages – from application to settlement;
- Business Lending;
- Cyber and Scams; and
- Artificial Intelligence.

For further information:

Hayden Cooper
Group Head of Media Relations
0402 393 619

Justin McCarthy
General Manager, Investor Relations
0422 800 321

This document has been authorised for release by Tim Hartin, Company Secretary.

WESTPAC BANKING CORPORATION ABN 33 007 457 141

BUSINESS SPOTLIGHT Westpac Banking Corporation ABN 33 007 457 141 26 SEPTEMBER 2024

MORTGAGES – FROM APPLICATION TO SETTLEMENT Damien MacRae, Managing Director Mortgages Bhaskar Katta, General Manager Group Operations Peta Brown, Head of Operations, Mortgages

7.1 7.0 6.9 7.0 6.4 5.0 5.1 5.3 5.6 4.9 5.0 4.7 Aug-23 Sep-23 Oct-23 Nov-23 Dec-23 Jan-24 Feb-24 Mar-24 Apr-24 May-24 Jun-24 Jul-24 Aug-24 12.1 -61% 80 82 82 83 Jan-24 85 85 86 86 87 Aug-23 Sep-23 Oct-23 Nov-23 Dec-23 Feb-24 Mar-24 Apr-24 May-24 Jun-24 86 Jul-24 Aug-24 79 83 80 +9% 2 8 9 19 31 43 44 56 Sep-22 Dec-22 Mar-23 Jun-23 Sep-23 Dec-23 Mar-24 Jun-24 +54 MORTGAGES: SERVICE EXCELLENCE HAS IMPROVED CUSTOMER EXPERIENCE 1 Time to decision median days for Third Party mortgages. 1 Time to decision median days for First Party mortgages. 3 On day settlement percentage of total purchase settlements. 4 Internal Broker NPS Quarterly Pulse Survey Jun24 (Westpac Brand). BROKER TTD (DAYS)1 TOTAL ODS (%)3 BROKER NPS4 3 Westpac Business Spotlight September 2024 Sustainably c.5 days2 1ST PARTY TTD from Aug-23 to Aug-24

BUSINESS LENDING Tamara Bryden, MD Business Lending Ross McNaughton, CRO Business & Wealth

60 67 71 77 15 14 15 16 3 4 4 4 1 1 1 1 80 86 90 97 Sep-21 Sep-22 Sep-23 Jun-24 Commercial SME Small business Private wealth +7.1% 56 60 61 64 23 27 29 32 80 86 90 97 Sep-21 Sep-22 Sep-23 Jun-24 1st Party 3rd Party SOLID BUSINESS LENDING GROWTH, MARKET SHARE STABILISED BALANCES BY SEGMENT1 ($B) BALANCES BY CHANNEL ($B) 5 Westpac Business Spotlight September 2024 14 15 16 17 18 Jul-21 Jul-22 Jul-23 Jul-24 MARKET SHARE2 1 Segmentation is based on the amount of Total Committed Exposure (TCE) – Commercial TCE > $3m and < $100m, SME TCE >$0.5m and < $3m; and Small business TCE < $0.5m. There are exceptions for certain industries and specific customer. 2 Business Lending ADI System market share from APRA Monthly Authorised Deposit-taking Institution Statistics.

0.0 2.0 4.0 6.0 8.0 10.0 Accommodation, cafes & restaurants Accounting, legal & professional services Agriculture, forestry & fishing Business services Construction Education Finance & insurance Health & community services Manufacturing Property Property services Retail trade Transport & storage Wholesale trade Sep-23 Mar-24 Jun-24 Sector: Accommodation, cafes and restaurants Accounting, legal & professional services Agriculture, forestry & fishing Business services Construction Education Finance & insurance Health & community services Manufacturing Property Property services Retail trade Transport & storage Wholesale trade TCE ($b) Jun-24 8.0 3.7 15.2 5.4 9.8 3.1 2.5 4.3 7.8 38.2 3.6 6.7 5.1 6.3 Mar-24 7.9 3.6 14.4 5.2 9.4 3.0 2.5 4.2 7.8 37.7 3.5 6.5 4.8 6.2 6 Westpac Business Spotlight September 2024 BUSINESS & WEALTH CREDIT QUALITY REMAINS RESILIENT STRESSED EXPOSURES BY INDUSTRY SECTOR (% OF TCE) Drivers of the observed increase in stress: • Higher for longer interest rates and inflation is impacting certain SME businesses • Retail trade and hospitality sector customers have been adversely impacted by low growth in discretionary spending from cost of living pressures on households • Wholesale trade and manufacturing sector customers continue to experience adverse impacts from inflation and supply chain constraints EXPOSURE BY SECTOR

Simplifying our products, policies and processes Harnessing the power of technology and generative AI to drive productivity and efficiencies Automating workflow and increasing straight through processing to drive efficiencies Tilting our portfolio to higher return segments UNITE is our technology simplification program. It is business led and tech enabled with three objectives: better customer experience; improved employee experience; and increased shareholder return 7 Westpac Business Spotlight September 2024 TRANSFORMATION PROGRAM IS RUNNING AT PACE WHAT WE ARE DOING AMBITION OVER THE MEDIUM TERM1 Increase NPS to reflect that we are the first choice for customers Improve return on tangible equity delivering value to our shareholders Single platform for lending providing a better experience for customers Improve Time to decision to respond to customer needs 10 minutes for digital deals Same day for simple deals2 3 days for complex deals3 1 This ambition contains ‘forward-looking statements’ and are subject to assumptions, risks and other important information in the Disclaimer on page 24. 2 Credit auto-decision or conditional loan offer. 3 Banker and credit expertise pathway requiring full credit assessment.

CYBER AND SCAMS Richard Johnson, Group Chief Information Security Officer Ben Young, Head of Fraud Prevention

EXTERNALLY-PERCEIVED INCREASE IN THREAT TRENDS IN SIGNIFICANT INCIDENTS Collateral Damage from 3rd party incidents Increased volumes of successful attacks on companies sees business disruption impacts flow through supply chains. Targeted ransomware The last few years have seen a significant increase in criminal groups using advanced techniques for extortion, combining business disruption and reputational risk. Espionage & critical infrastructure attacks Nation state attacks, either to acquire data or establish persistent access, increasingly affect private sector. 0% 200% 400% 600% 800% 1000% Apr-15 Apr-16 Apr-17 Apr-18 Apr-19 Apr-20 Apr-21 Apr-22 Apr-23 Apr-24 GLOBAL THREAT ENVIRONMENT CONTINUES TO ESCALATE 9 Source: New York University, Index of Cyber Security. Index values have been normalised to their baseline, 2015 values. Nation States 1 Criminals 2 Insider Threat 3 Activist/Hacktivist 4 Strategic Rivals 5 Westpac Business Spotlight September 2024

Australian Industry (Peer Banks) • Interbank Forum – Cybercrime • Interbank Forum – Security Testing • Interbank Forum – Application Security • Banking, telco peer discussions • CISO Lens1 International Industry (Peers) • Financial Services Information Sharing and Analysis Center (FS-ISAC) • Information Security Forum (ISF) • New Zealand Internet Task Force Australian Government & Law Enforcement Agencies (LEAs) • Australian Cyber Defence’s Australian Cyber Security Centre, including Joint Cyber Security Centres and National Information Exchange • Department of Home Affairs Cyber and Infrastructure Security Centre & Trusted Information Sharing Network (TISN) • Australian Security Intelligence Organisation • LEAs across state and federal police International Government, Regulators and LEAs • New Zealand Financial Services Information Exchange • UK National Cyber Security Centre (GCHQ NCSC) • Monetary Authority of Singapore (MAS) • US Federal Bureau of Investigation (FBI), Secret Service COLLABORATION ACROSS INDUSTRY AND GOVERNMENT 10 Westpac Business Spotlight September 2024 1 Information sharing and analysis community for cyber security executives - https://www.cisolens.com/.

Monitoring, Threat Intelligence & Peer Networks System Security Data For employees, we have controls around who we hire; how their access is granted; and monitoring of system use. We operate dedicated controls to protect customers from fraud, including multi-factor authentication for sensitive transactions. Core security capabilities are operated by our security team, and protect all systems, e.g., malware prevention. Our security and application teams work together on the security of our systems, e.g., through design reviews, patching and secure development. We monitor our systems for indications of attacks and control weaknesses. We support this with cyber threat intelligence and information sharing partnerships. Suppliers are subject to security reviews, limited access to our systems and data, and ongoing performance monitoring. Distributed security represents security embedded in technology services, e.g., firewalls in our networks and access reviews. WESTPAC: A LAYERED DEFENCE1 1 No system can be 100% effective, systems are susceptible to human error and significant third-party risks. Cyber threats are continually evolving. Information should be read in conjunction with the 2023 Annual Report pages 27 and 47. 11 Westpac Business Spotlight September 2024

FRAUD SYSTEM FLOWS



WESTPAC
30,000,000
events per day
(700 TPS)
PRM1
ALERTS
Branches
Cash
OTTs
Pay Anyones
RTGS
OTTs
Bpays
Direct Debits
Telephone Banking
Internet Banking
Bpays
Pay Anyones
RTGS
OTTs
ATMs
Cash
Pay Anyones
Westpac Website
WBC Merchants
Purchases
WBC Credit/Debit Cards
Purchases
Applications
OTHER FINANCIAL INSTITUTIONS
TRANSACTION ACCOUNTS
OFI CREDIT/ DEBIT CARDS
OFI MERCHANTS

1 Proactive Risk Manager.

12 Westpac Business Spotlight September 2024

Westpac Business Spotlight September 2024 SAMPLE OF WESTPAC FRAUD AND SCAM DETECTION TECHNIQUES 13 Machine Learning Models Artificial intelligence Profiling Sequence of Events Blacklists • Internal • External (eg AFCX / Equifax) Coincidence • Closed Loops • Convergence • Velocity

PREVENTION MEASURES DRIVING DOWN CUSTOMER LOSSES


Introduction of cryptocurrency block triggered spike following discovery and disruption of many ongoing scams
Introduction of Westpac Verify
Introduction of cryptocurrency blocks
'Callstop' initiative launched and expanded in partnership with telcos
Jan-23
Feb-23
Mar-23
Apr-23
May-23
Jun-23
Jul-23
Aug-23
Sep-23
Oct-23
Nov-23
Dec-23
Jan-24
Feb-24
Mar-24
Number of cases
Net customer loss

14 Westpac Business Spotlight September 2024

VERIFY 15 Westpac Business Spotlight September 2024 Alerts customers when there is a potential account name mismatch when they’re adding a new payee using a BSB and account number

SAFERPAY 16 Westpac Business Spotlight September 2024 Presents customers with a series of questions in instances where a payment is considered a high risk of being a scam

SAFECALL 17 Westpac Business Spotlight September 2024 Provides customers with calls via the app that are Westpac branded, verified by Optus and displays a reason for the call

ARTIFICIAL INTELLIGENCE David Walker, Group Chief Technology Officer

TWENTY-FIVE GENERAL PURPOSE TECHNOLOGIES IMAGES GENERATED WITH AI #5: THE WHEEL 4000-3000 BCE #13: THE STEAM ENGINE 18th century #23: THE INTERNET 20th century #21: THE COMPUTER 20th century … and Artificial Intelligence is likely to be #26 19 Westpac Business Spotlight September 2024

TO BE OUR CUSTOMERS’ #1 BANK AND PARTNER THROUGH LIFE WE NEED TO ADAPT TO THE CHANGING WORLD 20 Westpac Business Spotlight September 2024

THREE MAIN BENEFITS, ACROSS DIFFERENT TIMEFRAMES Short term TIME TO VALUE Long term PRODUCTIVITY EXPERIENCE EXPERTISE ‘AI removed hours of toil with simper processes …’ ‘I now do my banking through chat …’ ‘My Westpac Copilot helped me with my payments …’ SHORT-TERM BENEFITS: PRODUCTIVITY MID-TERM BENEFIT: IMPROVED CUSTOMER EXPERIENCE LONG-TERM OPPORTUNITY AREA: EXPERTISE This page contains ‘forward-looking statements’ and statements of expectation. Please refer to the disclaimer on page 24. 21 Westpac Business Spotlight September 2024

AI IN MORTGAGES CAPABILITIES: OUTCOMES: In Development2 The capabilities and outcomes on this page are ‘forward-looking statements’ and statements of expectation. Please refer to the disclaimer on page 24. 1.Progressively launching Sept-Nov 2024 2. Pilot expected to commence in Nov 2024. 3. Subject to successful pilot. 22 Westpac Business Spotlight September 2024 Validate & verify submitted documents against policy Reads and summarises submitted documents Recommends optimisation for customer application & drafts response messages with options and actions Better experience for employees, brokers, and customers Faster for customers with quicker decisions Reduction to handling time with less work Consistency of credit decisions Virtual Agent to intelligently guide employees Live/Piloting1 Potential application3

SCALING AI PLATFORMS TO INCREASE SPEED TO MARKET Forward benefits of implementing the AI Accelerator: Rapid speed to market of AI use cases Lower cost of AI use cases Exceptional customer and staff experiences Embedded AI guardrails Safe and easy AI experimentation Business user with idea and data This page contains ‘forward-looking statements’ and statements of expectation. Please refer to the disclaimer on page 24. 23 Westpac Business Spotlight September 2024 ‘Bring Your Own’ data Self-serve patterns Built-in guardrails World-class AI platforms Experiences for employees and customers At speed

The material contained in this presentation is intended to be general background information on Westpac Banking Corporation (Westpac) and its activities. The information is supplied in summary form and is therefore not necessarily complete. It is not intended that it be relied upon as advice to investors or potential investors, who should consider seeking independent professional advice depending upon their specific investment objectives, financial situation or particular needs. The material contained in this presentation may include information derived from publicly available sources that have not been independently verified. No representation or warranty is made as to the accuracy, completeness or reliability of the information. All amounts are in Australian dollars unless otherwise indicated. This presentation contains statements that constitute “forward-looking statements” within the meaning of Section 21E of the US Securities Exchange Act of 1934. Forward-looking statements are statements that are not historical facts. Forward-looking statements appear in a number of places in this presentation and include statements regarding our intent, belief or current expectations with respect to our business and operations, macro and micro economic and market conditions, results of operations and financial condition, capital adequacy and risk management, including, without limitation, future loan loss provisions and financial support to certain borrowers, forecasted economic indicators and performance metric outcomes, indicative drivers, climate- and other sustainability-related statements, commitments, targets, projections and metrics, and other estimated and proxy data. We use words such as ‘will’, ‘may’, ‘expect’, ‘intend’, ‘seek’, ‘would’, ‘should’, ‘could’, ‘continue’, ‘plan’, ‘estimate’, ‘anticipate’, ‘believe’, ‘probability’, ‘indicative’, ‘risk’, ‘aim’, ‘outlook’, ‘forecast’, ‘f’cast’, ‘f’, ‘assumption’, ‘projection’, ‘target’, ‘goal’, ‘guidance’, ‘ambition’, or other similar words to identify forward-looking statements, or otherwise identify forward-looking statements. These forward-looking statements reflect our current views on future events and are subject to change, certain known and unknown risks, uncertainties and assumptions and other factors which are, in many instances, beyond our control (and the control of our officers, employees, agents and advisors), and have been made based on management’s expectations or beliefs concerning future developments and their potential effect upon us. Forward-looking statements may also be made, verbally or in writing, by members of Westpac’s management or Board in connection with this presentation. Such statements are subject to the same limitations, uncertainties, assumptions and disclaimers set out in this presentation. There can be no assurance that future developments or performance will align with our expectations or that the effect of futu re developments on us will be those anticipated. Actual results could differ materially from those we expect or which are expressed or implied in forward-looking statements, depending on various factors including, but not limited to, those described in the section titled ‘Risk factors' under the section ‘Performance Review’ in our 2023 Annual Report available at www.westpac.com.au. When relying on forward-looking statements to make decisions with respect to us, investors and others should carefully consider such factors and other uncertainties and events. Except as required by law, we assume no obligation to revise or update any forward-looking statements contained in this presentation, whether from new information, future events, conditions or otherwise, after the date of this presentation. DISCLAIMER 24 Westpac Business Spotlight September 2024